UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : May 31, 2005

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	0-6612	37-0889946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9025 North Lindberg Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective May 31, 2005, RLI Corp. (the “Company”) entered into an Amended and Restated Credit Agreement among the Company, the lenders named therein and JP Morgan Chase Bank, N.A., as agent.  Also, effective May 31, 2005, the Company entered into an Amended and Restated Credit Agreement among the Company, the lenders named therein and LaSalle Bank National Association, as agent.  Other than with respect to the identity of the agents, the terms of each Credit Agreement are, in all material respects, identical to each other and are described in more detail in Item 2.03 below.  Borrowings under each Credit Agreement are intended to be pari passu with, and equal in amount to, each other at all times.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Each of the Credit Agreements described above in Item 1.01 permits the Company to borrow an aggregate principal amount of up to $10.0 million, which the Company may, under certain conditions, increase up to an aggregate principal amount of $20.0 million.  Eurodollar Advances (as defined in the Credit Agreement) under the Credit Agreements will bear interest at an annual rate equal to the sum of (a) (i) the LIBO rate for the period in which the advance is taken multiplied by (ii) the Statutory Reserve Rate (as defined therein), plus (b) 0.75% per annum.  Floating Rate Advances (as defined therein) under the Credit Agreements will bear interest at an annual rate equal to the greater of (x) the Prime Rate (as defined therein) in effect on such day and (y) the Federal Funds Effective Rate (as defined therein) in effect on such day, plus 1/2 of 1%.  As of the date hereof, the Company has no borrowings under either Credit Agreement.  Each of the Credit Agreements expires on May 31, 2008, and each extends the term of an earlier $20.0 million credit agreement that was due to terminate on May 31, 2005. Copies of the Credit Agreements are filed herewith.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.01	Amended and Restated Credit Agreement dated as of May 31, 2005 among RLI Corp., the Lenders and JP Morgan Chase Bank, N.A., as agent.
10.02	Amended and Restated Credit Agreement dated as of May 31, 2005 among RLI Corp., the Lenders and LaSalle Bank National Association, as agent.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.
Date: June 6, 2005	By:	/s/ Joseph E. Dondanville
Joseph E. Dondanville
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.01	Amended and Restated Credit Agreement dated as of May 31, 2005 among RLI Corp., the Lenders and JP Morgan Chase Bank, N.A., as agent.
10.02	Amended and Restated Credit Agreement dated as of May 31, 2005 among RLI Corp., the Lenders and LaSalle Bank National Association, as agent.